Exhibit 10.23

I-MAB

AND

EVEREST MEDICINES LIMITED

TERMINATION AND SETTLEMENT AGREEMENT

THIS AGREEMENT is made on November 4, 2019

BETWEEN:

(1)

I-Mab, a company organized and existing under the laws of Cayman Islands and having its registered address at P. 0. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KYl-1205 Cayman Islands; and

(2)

EVEREST MEDICINES LIMITED, a company organized and existing under the laws of Cayman Islands and having its registered address at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KYl-1002, Cayman Islands (“Everest”).

RECITALS:

(A)	I-Mab is a biopharmaceutical company engaged in the research, development and commercialization of pharmaceutical products.

(B)

I-Mab has entered into a License and Collaboration Agreement with MorphoSys AG, dated November 30, 2017, pursuant to which it has obtained a license from MorphoSys AG to develop and commercialize MorphoSys AG’s proprietary CD38 antibody in the greater China region.

(C)

On 22 January 2018, I-Mab and Everest entered into a Collaboration Agreement in relation to, among other things, the development and commercialization and sharing of economic interest in the CD38 Product (as defined in the Collaboration Agreement).

(D)	On 7 November 2018, I-Mab and Everest agreed to amend the Collaboration Agreement to provide more clarity on the development and commercialization cost of the CD38 Product.

(E)

I-Mab and Everest have agreed to terminate the Collaboration Agreement on the terms and conditions set out in Clauses 2, and 6 to 11 (with applicable defined terms as set out in Clause 1) of this Agreement.

(F)

I-Mab intends to file a registration statement on Form F-1 with the SEC in connection with the initial public offering by I-Mab of a certain number of American Depositary Shares, each representing certain number of the Ordinary Shares as specified in the Registration Statement.

(G)

In consideration of Recitals (E) to (F) and the mutual promises set out in Clauses 3 to 11 of this Agreement (with applicable defined terms as set out in Clause 1 of this Agreement), I-Mab and Everest have also agreed to the issuance of the CPP Shares or the Subject Shares.

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	In this Agreement:

“ADS” means American Depositary Shares, each representing certain number of the Ordinary Shares as specified in the Registration Statement.

“Business Day” means a day other than a Saturday or Sunday on which banks generally are open for inter-bank business in Hong Kong.

“CPP Shares” shall have the meaning ascribed to the term in the Clause 3.1 of this Agreement.

“CD38 Product” shall have the meaning ascribed to the term in the Collaboration Agreement.

“Claims” means any and all Liabilities arising from or in connection with the Collaboration Agreement but excludes (a) Liabilities for any Third Party Claim (as defined in the Collaboration Agreement) that is subject to indemnification under Article 6.1 or Article 6.2 of the Collaboration Agreement and (b) any claims for IPR infringement.

“Collaboration Agreement” means the CD38 Product Collaboration Agreement dated 22 January 2018 entered into by I-Mab and Everest, as amended on 7 November 2018 by way of the Supplemental Agreement.

“Commercialization” or “Commercialize” shall have the meaning ascribed to the term in the Collaboration Agreement.

“Company” means I-Mab.

“Confidential Information” shall have the meaning ascribed to the term in the Collaboration Agreement.

“Development” or “Develop” shall have the meaning ascribed to the term in the Collaboration Agreement.

“Dispute” shall have the meaning ascribed to the term in Clause 10 of this Agreement.

“Employee” means any former, present or future directors, officers, employees, shareholders and agents.

“IPR” shall have the meaning ascribed to the term in Clause 2 of this Agreement.

“Liability” means any demand, liability, obligation, complaint, claim, counterclaim, right of set-off, right to net, indemnity, right of contribution, cause of action (including, without limitation, in negligence or based on fraud), administrative, criminal or regulatory claim or infraction, petition, right or interest of any kind or nature whatsoever, whether in law or equity, direct or indirect, joint or several, foreseen or unforeseen, contingent or actual, accrued or unaccrued, liquidated or unliquidated, present or future, known or unknown, disclosed or undisclosed, suspected or unsuspected, however and whenever arising and in whatever capacity and jurisdiction.

“MorphoSys License” means the License and Collaboration Agreement dated November 30, 2017 between MorphoSys AG and I-Mab.

“Notice” means a notice under or in connection with this Agreement.

“Offering” means the initial public offering by I-Mab of a certain number of ADSs, each representing certain number of the Ordinary Shares as specified in the Registration Statement.

“Ordinary Shares” means ordinary shares of the Company, par value US$0.0001 per share.

“Party” and “Parties” means a party and the parties to this Agreement;

“Proceedings” means any legal, arbitral, administrative, regulatory, criminal or other action or proceedings.

“Registration Statement” means a registration statement on Form F-1 (as amended) with the SEC in connection with the Offering.

“Regulation S” means Regulation S of the U.S. Securities Act of 1933, as amended.

“Released Parties” means the Parties and their Employees.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Subject Shares” shall have the meaning ascribed to the term in the Clause 3.3 of this Agreement.

“Supplemental Agreement” means the Supplemental Agreement to the Collaboration Agreement dated 22 January 2018 entered into by I-Mab and Everest.

“Termination Amount” equals US$37,000,000, being the sum of (1) US$33,658,226 as historical cost contribution made by Everest under the Collaboration Agreement and (2) US$3,341,774 as agreed time cost of the foregoing historical cost contribution.

“Territory” shall have the meaning ascribed to the term in the Collaboration Agreement.

1.2	In this Agreement, a reference to:

1.2.1

a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time whether before or after the date of this Agreement and any subordinate legislation made or other thing done under the statutory provision whether before or after the date of this Agreement;

1.2.2	a person includes a reference to (a) an individual and a company, and (b) that person’s legal personal representatives, successors and permitted assigns;

1.2.3	a company includes a reference to a corporation, body corporate, trust and partnership;

1.2.4	the singular includes the plural and vice versa (unless the context otherwise requires);

1.2.5	a time of day is a reference to the time in Hong Kong, unless a contrary indication appears; and

1.2.6	a clause or schedule, unless the context otherwise requires, is a reference to a clause of or schedule to this Agreement.

2.	TERMINATION

2.1

The Parties agree that the Collaboration Agreement is terminated effective on the date of this Agreement, and shall no longer be of effect as of the date of this Agreement. For the avoidance of doubt, the following are not applicable to this termination:

2.1.1	Articles 8.2, 8.3 and 8.4 of the Collaboration Agreement; and

2.1.2	The effect of termination as set out in Article 8.6 of the Collaboration Agreement.

2.2	Each Party agrees:

2.2.1

to release and forever discharge each other from all Claims, including, without limitation, for further performance of all its relevant and respective obligations under the Collaboration Agreement; and

2.2.2

that for the avoidance of doubt, Everest does not have any rights or entitlements to Develop or Commercialize the CD38 Product or any economic interest) in the Commercialization of the CD38 Product remaining under the Collaboration Agreement following the aforementioned termination.

2.3	Everest agrees and acknowledges that:

2.3.1

I-Mab holds all rights to the know-how, patents or rights to apply for patents and other intellectual property rights (“IPR”) to further Develop, manufacture and Commercialize the CD 38 Product in any Territory and outside of the Territory; and

2.3.2

Everest has no title, interests or rights in and to any IPR in respect of the CD38 Product (any part thereof) arising from the Development of the CD38 Product (including all data, processes and documents) under the Collaboration Agreement, which as between the Parties are vested in and owned by I-Mab. Everest undertakes that it shall not make any claim to such IPR.

2.4

The Parties agree and acknowledge that no rights or obligations of and under the Collaboration Agreement shall survive the aforementioned termination, including those set out in Article 8.7 of the Collaboration Agreement; provided however, notwithstanding the foregoing, (a) each Party’s indemnification obligations under Articles 6.1, 6.2 and 6.3 of the Collaboration Agreement shall survive but solely with respect to Third Party Claims arising from activities before the date of this Agreement; and (b) each Party’s confidentiality obligations under Article 7 of the Collaboration Agreement before the date of this Agreement shall continue for ten (10) years after the date of this Agreement and shall become such Party’s obligation under this Agreement.

2.5

Each Party agrees that it will not bring any Proceedings against any Released Party in relation to a Claim or otherwise assert a Claim against any Released Party. Further, each Party will take all steps necessary (including, without limitation, by the payment of money) to ensure that none of its Employees brings any Proceedings or asserts a Claim against any Released Party.

2.6

Each of the Parties agrees that if it takes Proceedings or asserts a Claim in breach of Clause 2.5 or is in breach of Clause 2.3, damages are not an adequate remedy and, accordingly, that injunctive or other similar relief is appropriate to restrain that breach.

2.7

Each Party represents and warrants that it has conducted such enquiries and taken such advice as it considers necessary in order to enter into this Agreement and that, in doing so, it has not relied on anything said or done, or not said or not done, by or on behalf of any Released Party except to the extent that it is set out expressly in this Agreement. In particular, each Party acknowledges and agrees that: it was not induced to enter into this Agreement by any representation or statement made by any Released Party; that it has not relied on any such representation or statement; and that if, contrary to the Parties’ intention, a Released Party has any Liability to another Party as a result of anything so said or done, or not said or not done, by or on behalf of that Released Party, the other Party waives and releases that Liability. Each Party also accepts that the other Party or its Employees may have information relevant to the Claims or to this Agreement that it has not disclosed and that neither the existence of such information nor any statement or representation made by a Released Party gives any grounds to vitiate this Agreement, to claim damages or to seek any other relief.

2.8

The Parties’ Employees may rely and enforce the terms of Clause 2 of this Agreement subject to and in accordance with this Agreement and the provisions of the Contracts (Rights of Third Parties) Ordinance (Cap 623). The Parties may by agreement entered into in accordance with Clause 7 below rescind or vary this Agreement without the consent of those Employees.

2.9	Subject to Clause 2.8, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Cap 623) or otherwise to enforce any term of this Agreement.

2.10

Each Party warrants to the other that, as at the date of this Agreement, no Proceedings arising out of or connected with any Claims have been commenced, are pending or, to the best of its knowledge, are contemplated against any of the Released Parties.

2.11

Each Party agrees and warrants that it has not assigned transferred, declared a trust of the benefit of or in any other way alienated any of its rights in or with regard to the Claims, whether in whole or in part.

3.	ISSUE OF ORDINARY SHARES

3.1

In consideration of the termination of the Collaboration Agreement and full and final settlement of such termination, the Company hereby agrees to issue and deliver to Everest a number of Ordinary Shares (the “CPP Shares”), free and clear of all liens or encumbrances equal to the Termination Amount divided by the Offer Price. The “Offer Price” means the price equal to the public offering price per ADS set forth on the cover of the Company’s final prospectus contained in the Registration Statement divided by the number of Ordinary Shares represented by one ADS; it is being noted that (i) no fractional shares of Ordinary Shares will be issued as CPP Shares, and (ii) any fractions shall be rounded down to the nearest whole number of Ordinary Shares. The issuance of the CPP Shares by the Company to Everest shall be made pursuant to and in reliance upon Regulation S.

3.2

The issuance of the CPP Shares shall take place concurrently with the initial closing of the Offering (the “Firm Share Closing”) provided that the Firm Share Closing shall take place no later than 180 days from the date of this Agreement. At the Firm Share Closing, the Company shall deliver a certified true copy of the updated register of the members of the Company to Everest, evidencing the CPP Shares being issued to Everest.

3.3

In the event that the Firm Share Closing has not occurred within 180 days from the date of this Agreement, on the 181th day from the date of this Agreement (or the next Business Day if such date is not a Business Day), the Company shall issue 4,762,751 Ordinary Shares (the “Subject Shares”) to Everest equal to the Termination Amount divided by the price per Ordinary Share on the basis of the valuation of the Company at US$1,000,000,000 and the total shares of the Company on a fully diluted basis as set out in the capitalization table of the Company attached hereto in Annex I, with the number of the Subject Shares being subject to the adjustment as a result of any share split, share consolidation, subdivision, reclassification or other similar event after the date hereof and deliver a certified true copy of the updated register of the members of the Company to Everest, evidencing such Subject Shares being issued to Everest and Everest shall deliver a signed deed of adherence in a form in Annex II as attached hereto. For the avoidance of doubt, the failure of the Firm Share Closing shall not in any way affect the termination of the Collaboration Agreement whatsoever.

4.	REPRESENTATIONS AND WARRANTIES

4.1	In respect of the issuance of the Ordinary Shares as set out in Clause 3, the Company hereby represents and warrants to Everest, as of the date of the Firm Share Closing, as follows:

4.1.1	Organization, Authority and Valid Agreement

(a)

The Company is a company duly incorporated as an exempted company with limited liability and validly existing under the laws of the Cayman Islands. The Company has all requisite power and authority to carry on its business as presently conducted by it and to carry out the transactions contemplated by this Agreement.

(b)

The Company has all necessary corporate power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all requisite action on the part of the Company and its shareholders.

(c)

This Agreement has been duly executed and delivered by or on behalf of the Company and, when duly executed and delivered by Everest, constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.1.2	Due Issuance of CPP Shares or Subject Shares

The CPP Shares or the Subject Shares have been duly authorized and, when issued and delivered to Everest pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third-party right, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act, and upon delivery and entry into the register of members of the Company will transfer to Everest good and valid title to the CPP Shares or the Subject Shares.

4.1.3	Non-contravention

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate (A) any provision of the organizational documents of the Company, or (B) any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority of competent jurisdiction to which the Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which the Company’s assets are subject, except, in the case of clauses (i)(B) and (ii) above, for any such defaults or violations that would not, individually or in the aggregate, result in a material adverse effect on the Company’s ability to perform its obligations under this Agreement.

4.1.4	No Registration or Integration.

The issuance of the CPP Shares or the Subject Shares by the Company to Everest contemplated herein comply with the Regulation S, and are exempted from the registration requirements of the Securities Act and will not be integrated with the Offering pursuant to the Securities Act.

4.2	In respect of the issuance of the Ordinary Shares as set out in Clause 3, Everest hereby represents and warrants to the Company as of the date of the Firm Share Closing, as follows:

4.2.1	Organization, Authority and Valid Agreement.

(a)

Everest is a company duly incorporated as an exempted company with limited liability and validly existing under the laws of the Cayman Islands. Everest has all requisite power and authority to carry on its business as presently conducted by it and to carry out the transactions contemplated by this Agreement.

(b)

Everest has all necessary corporate power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by Everest pursuant to this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by Everest of this Agreement and the performance by Everest of its obligations hereunder have been duly authorized by all requisite actions on the part of Everest and its shareholders.

(c)

This Agreement has been duly executed and delivered by or on behalf of Everest and, when duly executed and delivered by the Company, constitutes the legal, valid and binding obligation of Everest, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2.2	Non-contravention

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate (A) any provision of the organizational documents of Everest, or (B) any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority of competent jurisdiction to which Everest is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which Everest is a party or by which Everest is bound or to which Everest’s assets are subject, except, in the case of clauses (i)(B) and (ii) above, for any such defaults or violations that would not, individually or in the aggregate, result in a material adverse effect on Everest’s ability to perform its obligations under this Agreement.

4.2.3	Status and Investment Intent

(a)

Everest has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the CPP Shares or the Subject Shares. Everest is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(b)

Everest is acquiring the CPP Shares or Subject Shares for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. Everest does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the CPP Shares or Subject Shares in violation of the Securities Act or any other applicable state securities law.

(c)

Everest acknowledges that the CPP Shares or the Subject Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. Everest further acknowledges and agrees that, absent an effective registration under the Securities Act, the CPP Shares or the Subject Shares may only be offered, sold or otherwise transferred (A) to the Company, (B) outside the United States in accordance with Regulation S or (C) pursuant to an exemption from registration under the Securities Act.

(d)

Everest is not relying on, and has not relied on, any statement, representation or warranty made by any person or any disclosure made in the Registration Statement. Everest has consulted to the extent deemed appropriate by such Everest with such Everest’s own advisers as to the financial, tax, legal and related matters concerning an investment in the CPP Shares or the Subject Shares and on that basis believes that an investment in the CPP Shares or the Subject Shares is suitable and appropriate for such Everest.

(e)

Everest has been advised and acknowledges that in issuing the CPP Shares or the Subject Shares to Everest pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S. Everest is acquiring the CPP Shares or the Subject Shares in an offshore transaction in reliance upon the exemption from registration provided by Regulation S.

(f)	Everest (x) was not identified or contacted through the marketing of the Offering and (y) did not contact the Seller as a result of any general solicitation.

5.	UNDERTAKING IN RELATION TO ISSUANCE OF ORDINARY SHARES

Everest agrees and undertakes to the Company that Everest will not, directly or indirectly, resell, pledge, transfer or otherwise dispose of any CPP Shares and any interests thereof within six (6) months following the Firm Share Closing or any Subject Shares and any interests thereof within six (6) months following the issue of the Subject Shares.

6.	CONFIDENTIALITY

6.1	Subject to Clause 6.2 below, neither Party shall disclose to any third party the existence or terms of this Agreement or any negotiations relating to this Agreement except to the extent that:

6.1.1

disclosure is required by law, by a direction or order of a court or tribunal or governmental agency or regulatory body, or pursuant to securities or stock exchange regulations or other rules, guidelines and regulations or practice, or for the purpose of pursuing or defending court proceedings;

6.1.2	disclosure is necessary to enable or facilitate the enforcement of this Agreement;

6.1.3	disclosure is made to the professional advisors, auditors of such Party or is otherwise necessary to comply with audit or regulatory requirements;

6.1.4

the information in question was, at the date of this Agreement, already in the public domain or later comes into the public domain through no fault of the receiving Party in breach of this Agreement; or

6.1.5	the other Party has given prior written approval to the disclosure.

6.2	If any information about the existence or terms of this Agreement or any negotiations relating to this Agreement:

6.2.1	is revealed by either Party in breach of its obligations under Clause 6.1 above;

6.2.2	is published; or

6.2.3	is otherwise readily available to or circulating within interested communities,

and that information may create a materially misleading impression as to the terms of this Agreement, then, in the case of Clause 6.2.1, the Party that is not in breach and, in the case of Clauses 6.2.2 and 6.2.3 either Party may take such steps as it considers reasonably appropriate in order to correct any misleading impression. This Clause 6.2 is without prejudice to any other rights and remedies either Party may have arising from the occurrence of any of the matters described in Clause 6.1.

7.	GENERAL

7.1

To the extent not otherwise provided for hereunder, the Parties represent and warrant to each other that they have the capacity, power and authority to enter into and perform this Agreement, that each of those who execute this Agreement on their behalf are duly authorised to do so, and that this Agreement gives rise to legal, valid, binding and enforceable obligations on each Party.

7.2	If any provision of this Agreement is illegal or unenforceable, whether in whole or in part, the validity and enforceability of the remainder of this Agreement shall not be affected.

7.3	Each Party shall bear its own costs in relation to this Agreement.

7.4	Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

7.5

Neither Party may assign, transfer, declare a trust of the benefit of or in any other way alienate any of its rights, benefits or interests under this Agreement, whether in whole or in part, without the prior written consent of the other Party.

7.6

No failure to exercise, nor any delay in exercising, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.

7.7

This Agreement constitutes the entire agreement between the Parties relating to its subject matter, and supersedes and extinguishes any prior undertakings, representations, warranties, conditions and arrangements of any nature, whether in writing or oral, relating to that subject matter.

7.8	No variation, waiver or other amendment of this Agreement shall be effective or enforceable unless made in writing and signed by or on behalf of the Parties.

8.	NOTICES

8.1	A Notice:

8.1.1	shall be in writing;

8.1.2	shall be in the English language; and

8.1.3

may be delivered hand-delivered personally, or by a reputable courier service, or sent by first class post (and air mail if overseas) or by fax to the party due to receive the Notice at the relevant address set out in Clause 8.2 or to another address, person, or fax number specified by that party by not less than seven days’ written notice to the other Party in substitution for one or more of those set out in Clause 8.2.

8.2	The addresses referred to in Clause 8.1.3 are:

8.2.1	in the case of Everest

Address:	Everest Medicines Limited
Suites 3306-3307, Two Exchange Square, 8 Connaught Road, Central, Hong Kong
Fax:

Marked for the attention of Sean Cao;

8.2.2	in the case of I-Mab:

Address:	I-MAB Biopharma Co., Ltd.
Suite 802, West Tower, OmniVision Tech Park
88 Shangke Road, Pudong New District,
Shanghai, China 201210

Fax:

Marked for the attention of Raven Lin.

8.3	A Notice shall be deemed to be given as set out below:

8.3.1	if delivered personally or by a reputable courier service, when left at the address referred to in Clause 8.2;

8.3.2	if sent by post, five (5) Business Days after posting it, if send by first class certified or registered airmail, postage prepaid, return receipt requested;

8.3.3	if sent by fax, on completion of its transmission;

provided always that if a Notice would otherwise be deemed to be given outside normal working hours or on a day that is not a Business Day, it shall instead by deemed to be given on the next Business Day.

9.	GOVERNING LAW

9.1	This Agreement and all non-contractual obligations and other matters arising from or connected with it are governed by the laws of Hong Kong.

10.	ARBITRATION

10.1

Any dispute arising in any way out of or in connection with this Agreement (including, without limitation: (1) any contractual, pre-contractual or non-contractual rights, obligations or liabilities; and (2) any issue as to the existence, validity or termination of this Agreement) (a “Dispute”) shall be resolved by good faith negotiation.

10.2

If the Parties are unable to resolve a Dispute by good faith negotiations within 30 days after such Dispute is first identified by either Party in writing to the other, the Parties may, by Notice to the other Party, refer such Dispute to the Chief Executive Officers of the Parties for attempted resolution by good faith negotiations.

10.3

If the Chief Executive Officers of the Parties are not able to resolve the Dispute within thirty (30) days after the Dispute has been referred to them, and either Party wishes to pursue the matter, the Dispute shall be finally resolved by binding arbitration administered by Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted in accordance with such Rules (the “Rules”), which Rules are deemed to be incorporated by reference into this clause and as may be amended by the rest of this clause.

10.4

The Parties agree that the arbitration shall be conducted by a single arbitrator jointly selected by the Parties. If the Parties are unable or fail to agree upon the arbitrator within thirty (30) days after the initiation of the arbitration, the arbitrator shall be appointed by HKIAC.

10.5	The seat of the arbitration shall be Hong Kong SAR. This arbitration agreement shall be governed by the laws of the Hong Kong SAR.

10.6	The language of the arbitration proceedings shall be English.

10.7	Any award of the Tribunal shall be made in writing and shall be final and binding on the parties from the day it is made. The parties undertake to carry out any award without delay.

11.	COUNTERPARTS

11.1	This Agreement may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.

11.2	This Agreement shall not come into effect until each Party has executed at least one counterpart.

EXECUTED BY THE PARTIES

Signed by	)
a duly authorised	)
Representative of	)
I-Mab	)

/s/ I-Mab

Signed by	)
a duly authorised	)
Representative of	)
Everest Medicines Limited	)

/s/ Everest Medicines Limited

ANNEX I

CAPITALISATION TABLE

Shareholders	Notes	Class	Prior IPO (Exclude ESOP)		Prior IPO (Including ESOP)
			Reg.Capital	Stake	Reg.Capital	Stake
Merge
Mabcore Limited		Ordinary	3,932,113	3.79%	3,932,113	3.05%
BioScikin Co., Ltd.		Ordinary	—		—
Nanjing Simcere Dongyuan Pharmaceutical, Co., Ltd.		Ordinary	2,215,803	2.13%	2,215,803	1.72%
Blue Sky Resources Investment Ltd.		Ordinary	2,215,803	2.13%	2,215,803	1.72%
IBC Investment Seven Limited	A-1	Preferred	4,629,231	4.46%	4,629,231	3.60%
IBC Investment Seven Limited	A-2	Preferred	512,356	0.49%	512,356	0.40%
Tasly Biopharm Limited	A-3	Preferred	8,361,823	8.06%	8,361,823	6.50%
CBC SPVII Limited	A-3	Preferred	8,361,823	8.06%	8,361,823	6.50%
Genexine Inc.	A-3	Preferred	8,361,823	8.06%	8,361,823	6.50%
Series B
CBC Investment I-Mab Limited	B	Preferred	14,089,714	13.57%	14,089,714	10.94%
C Bridge II Investment Ten Limited	B	Preferred	1,804,880	1.74%	1,804,880	1.40%
Tasly Biopharm Limited	B	Preferred	4,581,174	4.41%	4,581,174	3.56%
Qianhai Ark (Cayman) Investment Co. Limited	B	Preferred	1,455,549	1.40%	1,455,549	1.13%
Paul International Capital Limited	B	Preferred	1,357,466	1.31%	1,357,466	1.05%
CB
CBC Investment I-Mab Limited	B-1	Preferred from CB	2,247,321	2.17%	2,247,321	1.75%
C Bridge II Investment Ten Limited	B-1	Preferred from CB	287,880	0.28%	287,880	0.22%
Rainbow horizon Limited (acquired from Tasly)	B-1	Preferred from CB	947,218	0.91%	947,218	0.74%
Qianhai Ark (Cayman) Investment Co. Limited	B-1	Preferred from CB	232,161	0.22%	232,161	0.18%
Warrant-1 (40%)
CBC Investment I-Mab Limited	B-2	Preferred from Warrant	1,997,618	1.92%	1,997,618	1.55%
C Bridge II Investment Ten Limited	B-2	Preferred from Warrant	255,894	0.25%	255,894	0.20%
Rainbow horizon Limited	B-2	Preferred from Warrant	841,971	0.81%	841,971	0.65%
Qianhai Ark (Cayman) Investment Co. Limited	B-2	Preferred from Warrant	206,366	0.20%	206,366	0.16%
Series C
Fortune Eight Jogging Limited	C	Preferred(Hony)	8,537,749	8.23%	8,537,749	6.63%
C-Bridge II Investment Seven Limited	C	Preferred (CBC)	5,277,882	5.08%	5,277,882	4.10%
HH IMB Holdings Limited	C	Preferred(Hillhouse)	3,104,636	2.99%	3,104,636	2.41%
Ally Bridge LB Precision Limited	C	Preferred(Ally Bridge)	3,104,636	2.99%	3,104,636	2.41%
Marvey Investment Company Limited	C	Preferred(Hopu)	3,104,636	2.99%	3,104,636	2.41%
Mab Health Limited	C	Preferred(CDH)	1,862,782	1.79%	1,862,782	1.45%
Casiority H Limited	C	Preferred(CDH)	1,241,854	1.20%	1,241,854	0.96%
Southern Creation Limited	C	Preferred(GIC)	1,552,318	1.50%	1,552,318	1.21%
Tasly International Capital Limited	C	Preferred(Tasly Cap)	—		—
Parkway Limited	C	Preferred(CR)	776,159	0.75%	776,159	0.60%
Tasly International BioInv One Limited	C	Preferred(Tasly)	1,552,318	1.50%	1,552,318	1.21%
NH Investment & Securities Co., Ltd	C	Preferred	178,570	0.17%	178,570	0.14%
Samsung Securities Co., Ltd	C-1	Preferred	752,820	0.73%	752,820	0.58%
WuXi Biologics HealthCare Venture	C-1	Preferred	1,428,571	1.38%	1,428,571	1.11%
HongKong Tigermed Co., Ltd	C-1	Preferred(to be closed prior to IPO)	714,286	0.69%	714,286	0.55%
Caesar Pro Holdings Limited	C-1	Preferred(to be closed prior to IPO)	1,714,286	1.65%	1,714,286	1.33%
ESOP B					9,941,650	7.72%
ESOP C					14,997,680	11.65%

Total			103,799,490	100.00%	128,738,819	100.00%

ANNEX II

FORM OF DEED OF ADHERENCE

This Deed of Adherence (this “Deed”) is executed on [●], 20[●], by the undersigned (the “Holder”) and I-Mab 天境生物 (the “Company”) pursuant to the terms of the [Fourth] Amended and Restated Shareholders Agreement dated as of [●], 2019 (the “Agreement”, attached hereto as Exhibit A), by and among, inter alia, the Company and certain of its Shareholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Deed shall have the respective meanings ascribed to such terms in the Agreement. The Company and the Holder are hereinafter collectively referred to as the “Parties”. By the execution of this Deed, the Parties agree as follows.

1.	Acknowledgement

Holder acknowledges that Holder is acquiring certain share capital of the Company (the “Shares”) or options, warrants or other rights to purchase such Shares (the “Options”), as a new party who is not a new “Investor”, in which case Holder will be a “Shareholder” or a shareholder of ordinary shares for all purposes of the Agreement.

2.	Agreement

Holder confirms to the Company that it has been supplied with a copy of the Agreement and of all supplements, variations and amendments thereto. Holder hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Agreement, and to the Company itself, to observe, perform and be bound by the terms of the Agreement and all documents expressed in writing to be supplemental or ancillary thereto, as if Holder were originally a party thereto.

3.	Enforceability

Each of the existing parties to the Agreement shall be entitled to enforce the Agreement and all documents expressed in writing to be supplemental or ancillary thereto against the Holder, and the Holder shall be entitled to all rights and benefits of a “Shareholder” under the Agreement.

4.	Effectiveness

This Deed shall take effect immediately upon the execution hereof.

5.	Notice

Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

6.	Governing Law

This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

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IN WITNESS whereof the Parties have executed and delivered this Deed as a deed on the day and year first hereinbefore mentioned.

EXECUTED AND DELIVERED	)
AS A DEED by	)
I-Mab 天境生物	)
in the presence of:	)
)
)
)
Signature of witness	)
)
)
)
Name of witness (block letters))		Signature of Director/Authorized
Representative

EXECUTED AND DELIVERED	)
AS A DEED by	)
EVEREST MEDICINES LIMITED	)
in the presence of:	)
)
)
)
Signature of witness	)
)
)
)
Name of witness (block letters))		Signature of Director/Authorized
Representative

Attention:

Address:

Facsimile Number:

Email: